Exhibit 10.41

AMENDMENT NO. 1 TO OPTION PLAN

THIS AMENDMENT NO. 1 TO OPTION PLAN (this “Amendment”) is entered into by and among GLOBAL DIGITAL HOLDINGS, INC., a Georgia profit corporation (the “Company”), the board of directors of the Company (the “Board”), and the shareholders of the Company constituting a majority thereof (such majority of shareholders, collectively, the “Shareholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Option Plan, as hereinafter defined.

WHEREAS, the Company has entered into a series of contribution and exchange agreements with the shareholders of THE CLOUD MINDERS INC., a Delaware profit corporation (“TCM”), pursuant to which the Company is acquiring all of the capital stock (and options and warrants to acquire the same) of TCM in exchange for issuing such TCM shareholders certain capital stock in GDH;

WHEREAS, on December 12, 2022, the Board and the Shareholders both resolved to create that certain GDH 2022 Stock Option Plan (the “Option Plan”) and thereby allocated one million five hundred thousand (1,500,000) shares of Common Stock of GDH to the Option Plan;

WHEREAS, the Company has requested an increase in the number of shares of Common Stock of GDH allocated to the Option Plan to (i) account for the options to purchase shares of TCM common stock pursuant to Section 8 of TCM’s existing option plan and (ii) provide for additional incentives for members of GDH’s advisory committee to the Board and other key personnel required to progress the business of GDH and its subsidiaries;

WHEREAS, the Board and the Shareholders each agree and desire to increase the number of shares of Common Stock of GDH allocated to the Option Plan on the terms hereinafter provided; and

WHEREAS, pursuant to, without limitation, Section 10.1 of the Option Plan, in order to affect the amendments to the Option Plan contemplated by this Amendment, this Amendment must be approved by the Board and the Shareholders.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendments. Subject to the terms and conditions hereof, effective as of the Amendment No. 1 Effective Date, as hereinafter defined, Section 4.1 of the Option Plan is hereby amended so as to be supplanted in its entirety with the following:

“4.1 Subject to adjustment in accordance with Section 8, a total of Four Million (4,000,000) shares of Common Stock shall be available for the grant of Awards under the Plan; provided, however, that no more than Four Million (4,000,000) shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

SECTION 2.    Conditions Precedent. This Amendment shall only become effective as of April 01, 2025 (the “Amendment No. 1 Effective Date”) upon (i) the Company receiving counterparts of this Amendment, duly authorized, executed and delivered by the Board and the Shareholders, and (ii) the consummation of the TCM contribution and exchange transaction contemplated hereinabove.

SECTION 3.    Effect of this Amendment; Ratification.

(a)    Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Option Plan are intended or implied, and in all other respects the Option Plan are hereby specifically ratified and confirmed by all parties hereto as of the Amendment No. 1 Effective Date and neither the Company nor any other party (including any third-parties) shall be entitled to any other or further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment.

(b)    The Option Plan and this Amendment shall be read and construed as one agreement.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Option Plan (which rights, powers and remedies are expressly reserved), nor constitute a consent to or waiver of any past, present or future violations of any provision of the Option Plan.

SECTION 4.    Governing Law. This Amendment shall be deemed to be a contract made under, governed by and interpreted pursuant to the internal laws (and not the law of conflicts) of the state of Georgia.

SECTION 5.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

SECTION 6.    Captions. The captions in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

SECTION 7.    Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image, or Docusign or similar platform) shall be deemed to be an original signature hereto.

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